Exhibit 10.8

AMENDMENT TO AGREEMENT FOR POST-TERMINATION BENEFITS

Gap Inc. and Sabrina Simmons entered into an Agreement For Post-Termination Benefits (“Agreement”), dated May 31, 2012, which provides eligibility for post-termination benefits in the event of certain terminations that occur prior to February 13, 2015. By this Amendment, the Agreement is hereby extended to apply to certain terminations, as described in the Agreement, prior to February 13, 2018. Except as provided in this Amendment, the terms of the Agreement shall remain in effect.

EXECUTIVE

/s/ Sabrina Simmons_____________        Date: May 29, 2014
Sabrina Simmons

THE GAP, INC.

/s/ Glenn Murphy__________________        Date: June 4, 2014
By: Glenn Murphy
Chairman and CEO